UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2012

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on April 30, 2012, and the following matters were voted on at that meeting:

1.	The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Gregory Q. Brown	219,796,313	6,233,791	2,614,143	25,192,054
William J. Bratton	205,815,932	20,520,368	2,307,947	25,192,054
Kenneth C. Dahlberg	217,422,886	8,908,890	2,312,471	25,192,054
David W. Dorman	205,657,258	20,670,845	2,316,144	25,192,054
Michael V. Hayden	224,037,602	2,290,637	2,316,008	25,192,054
Judy C. Lewent	222,565,796	3,771,782	2,306,669	25,192,054
Samuel C. Scott III	199,725,829	26,540,301	2,378,117	25,192,054
John A. White	206,165,260	19,417,696	3,061,291	25,192,054

2.	The stockholders approved, on an advisory (non-binding) basis, the Company’s executive compensation, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
133,649,426	93,681,195	1,313,626	25,192,054

3.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
234,649,212	18,955,602	231,487	n/a

4.	A stockholder proposal to encourage supplier(s) to publish an annual sustainability report was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
12,795,452	172,108,424	43,740,371	25,192,054

5.	A stockholder proposal on executives retaining significant stock was defeated by the stockholders, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
54,802,952	173,354,558	486,737	25,192,054

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated:	May 1, 2012	By:	/s/ John K. Wozniak
		Name:	John K. Wozniak
		Title:	Corporate Vice President and Chief Accounting Officer